INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 124 to Registration Statement No. 2-21867 of United Funds, Inc. on Form N-1A of our reports dated February 5, 1999 and August 6, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus.



Deloitte & Touche LLP
Kansas City, Missouri
September 14, 19